                                                                    Exhibit 11.1



                      MAUNA LOA MACADAMIA PARTNERS, L.P.

                  Computation of Net Income per Class A Unit

                                  (Unaudited)

                     (In Thousands, Except Per Unit Data)



                                                         For the quarter
                                                         ended March 31,
                                                        -----------------
                                                         1997      1996
                                                        -------   -------

Net income (loss)                                        $  226    $ (118)

Class A Unitholders
 (ownership percentage)                                  x   99%   x   99%
                                                         ------    ------

Net income (loss) allocable to Class A Unitholders       $  224    $ (117)
                                                         ======    ======

Class A Units outstanding                                 7,500     7,500
                                                         ======    ======

Net income (loss) per Class A Unit                       $ 0.03    $(0.02)
                                                         ======    ======

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